BOARDWALK EQUITIES INC.

FORM OF PROXY

FOR THE SPECIAL MEETING OF SHAREHOLDERS AND OPTIONHOLDERS

TO BE HELD ON        ●       , 2004

NOTE: TO BE USED BY HOLDERS OF OPTIONS ONLY

      The undersigned holder of options to purchase common shares (the “Optionholder”) of Boardwalk Equities Inc. (the “Corporation”), hereby appoints Sam Kolias, president, chief executive officer and a director of the Corporation, or failing him, Roberto Geremia, senior vice-president, finance, chief financial officer and a director of the Corporation, or, alternatively        ●       , as proxyholder, to attend the special meeting (the “Meeting”) of the Corporation to be held at the Calgary Petroleum Club, 319 - 5th Ave S.W., Calgary, Alberta on  ● ,        ●       , 2004 at 10:00 a.m. (Calgary time), and at any adjournment(s) thereof and at any ballot that may take place in consequence thereof and to vote the options of the Corporation held by the undersigned with respect to the matters set forth below as follows:

1.	FOR ☐ or AGAINST ☐ a special resolution authorizing and approving (i) the transfer of all of the Corporation’s assets and undertakings to Top Hat Real Estate Limited Partnership, an indirect subsidiary of Boardwalk Real Estate Investment Trust; and (ii) a plan of arrangement under Section 193 of the Business Corporations Act (Alberta), all as more particularly described in the Management Information Circular of the Corporation dated ● , 2004; and

2.	At the discretion of the said proxyholders, upon any permitted amendment or variation of the above matters or any other matter as may properly be brought before the Meeting or any adjournment(s) or postponement(s) thereof, in such manner as such proxyholders, in their sole judgment, may determine.

This Form of Proxy is solicited on behalf of the management of the Corporation. The options represented by this Form of Proxy will be voted and, where the Optionholder has specified a choice with respect to the above matters, will be voted as directed above or, if no direction is given, will be voted in favour of the above matters.

This Form of Proxy, when properly executed, confers discretionary authority to vote on any amendments to or variations of matters identified in this Form of Proxy or other matters which properly come before the Meeting or any adjournment(s) or postponement(s) thereof according to the best judgement of the person voting the proxy.

The undersigned hereby revokes any proxies heretofore given.

Signed this  ● day of        ●       , 2004.

Signature of Optionholder	---------------------------------------------- Address (please print)

Name of Optionholder (please print)
Number of Common Shares Issuable on Exercise of Options Held

Notes:

1.	The options represented by this proxy will be voted or withheld from voting on any ballot requested by an Optionholder or proxyholder. If the Optionholder has specified a choice with respect to any of the items above by making an “x” in the space provided for that purpose, the options will be voted on any ballot in accordance with that choice. If no choice is specified, the proxyholder, if one proposed by management, intends to vote the options represented by the proxy as if the Optionholder had specified an affirmative vote. If any amendments or variations to matters identified in the Notice of Meeting are proposed at the Meeting or if any other matters properly come before the Meeting, discretionary authority is hereby conferred with respect thereto.

2.	An Optionholder has the right to appoint a nominee (who need not be an Optionholder or a shareholder) to represent him or her at the Meeting, other than the persons named in this proxy as proxyholders. To exercise this right, the Optionholder must strike out the names of the persons named in the proxy as proxyholders, and insert the name of his or her chosen nominee in the space provided or complete another proper form of proxy.

3.	This proxy will not be valid unless it is signed by the Optionholder or by his or her attorney authorized in writing.

4.	To be effective, the completed proxy, together with the power of attorney or other authority, if any, under which it was signed or a notarially certified copy thereof, must be deposited with Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 Attention: Proxy Department at least 48 hours (excluding Saturdays, Sundays and holidays) before the time of the Meeting or any adjournment thereof.

5.	The signature on this form of proxy should be exactly the same as the name in which the options are registered. If the Optionholder is a corporation, this form of proxy must be signed under its corporate seal and executed by a duly authorized officer or attorney of such corporation. Persons signing as executors, administrators, trustees, etc. should so indicate and give their full title as such.

6.	This proxy shall not be valid after the expiration of twelve months from the date of its execution. If not dated, this proxy shall be deemed to bear the date on which the Corporation mailed it to the Optionholders.